UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             December 31, 2002

DDi Corp.
DDi Capital Corp.

(Exact name of registrant as specified in charter)

Delaware	000-30241	06-1576013
California	333-41187	33-0780382

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Numbers)	Identification Nos.)

1220 Simon Circle, Anaheim, CA	92806

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                         (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

Effective, December 31, 2002, Mark R. Benham and David Dominik each resigned as a director of DDi Corp. In the case of Mr. Dominik, effective December 31, 2002, he also resigned as a director of DDi Capital Corp. and as a director of each other direct or indirect subsidiary of DDi Corp. for which he served.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: January 3, 2003	By:	/s/ JOSEPH P. GISCH
Joseph P. Gisch Chief Financial Officer, Secretary and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.

Date: January 3, 2003	By:	/s/ JOSEPH P. GISCH
Joseph P. Gisch Vice President, Chief Financial Officer and Treasurer

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